DESCRIPTION OF SECURITIES This section summarizes the material rights of the securityholders of Vast Renewables Limited (“Vast” or the “Company”). As of June 30, 2024, Vast had two classes of securities registered under Section 12(b) of the Securities Exchange Act of 1934, as amended, due to their listing on Nasdaq: Ordinary Shares and Public Warrants. Except where the context otherwise requires or where otherwise indicated herein, the terms “we,” “us,” “our,” “our company” and “our business” refer to the Company. Capitalized terms that are not defined herein shall have the meanings ascribed to them in our Annual Report on Form 20-F for the year ended June 30, 2024 of which this Exhibit 2.7 forms a part. Because the following is only a summary, it does not contain all of the information that may be important to you. The following summary does not purport to be complete and is qualified in its entirety by reference to applicable Australian law, as well as our Constitution and the Vast Warrant Agreements, which are filed also filed as exhibits to our Annual Report on Form 20-F for the year ended June 30, 2024. Share Capital We are an Australian public company limited by shares and our affairs are governed by the Constitution, the Corporations Act and the common law of Australia. Under Australian law, there is no limit on the authorized share capital that may be issued. As of June 30, 2024, our issued capital consisted of 29,973,504 Ordinary Shares. We currently have only one class of issued ordinary shares, which have identical rights in all respects and rank equally with one another. Our Ordinary Shares do not have a nominal, par or equivalent value. The Ordinary Shares are not redeemable and do not have any preemptive rights. Meetings of Shareholders and Voting Rights Under Australian law, we are required to hold an annual general meeting at least once every calendar year and within five months after the end of our financial year. All meetings other than the annual general meeting of shareholders are referred to in the Constitution as “general meetings.” The board of directors may call general meetings of shareholders whenever it sees fit, at such time and place, as it may determine. In addition, the board of directors is obliged to call a general meeting if requested to do so by shareholders with at least 5% of votes that may be cast at the general meeting. At a general meeting, every shareholder present in person or by proxy, attorney or representative has one vote on a show of hands and, on a poll, one vote for each Ordinary Share held. On a poll, every shareholder (or his or her proxy, attorney or representative) is entitled to one vote for each fully paid Ordinary Share held and in respect of each partly paid Ordinary Share, is entitled to a fraction of a vote equivalent to the proportion which the amount paid up (not credited) on that partly paid Ordinary Share bears to the total amounts paid and payable (excluding amounts credited) on that Ordinary Share. The chairperson does not have a casting vote. Under the Constitution, at last 40 days’ notice of a general meeting must be given to shareholders. Dividends Subject to the Corporations Act, the Constitution and any special terms and conditions of issue, the board of directors may, from time to time, resolve to pay a dividend or declare any interim, special or final dividend as, in their judgement, the Company’s financial position of justifies. The board of directors may fix the amount, time and method of payment of the dividends. The payment, resolution to pay, or declaration of a dividend does not require any confirmation by a general meeting. Notices Every shareholder is entitled to receive notice of and, except in certain circumstances, attend and vote at the Company’s general meetings and to receive all notices, accounts and other documents required to be sent to shareholders under the Constitution, the Corporations Act and the Nasdaq Listing Rules. Under the Corporations Act, at least 21 days’ notice of meeting must be given to shareholders. Transfer of Ordinary Shares Subject to the Constitution and to any restrictions attached to any Ordinary Share or classes of shares, Ordinary Shares may be transferred by DTC transfer or by written transfer in any usual form or in any form

2 approved by the board of directors and permitted by the Corporations Act. The board of directors may, in circumstances permitted by the Constitution or the Nasdaq Listing Rules, decline to register a transfer of Ordinary Shares. If the board of directors declines to register a transfer, the Company must give the party lodging the transfer written notice of the refusal and the reason for refusal. Issue of Ordinary Shares Subject to the Constitution and the Corporations Act and any special rights conferred on the holders of any shares or class of shares, the board of directors may issue shares, reclassify or convert shares, cancel or otherwise dispose of shares, or grant options over unissued shares to any person and they may do so at such times and on the conditions they think fit. The shares may be issued with preferred, deferred or special rights, or special restrictions about dividends, voting, return of capital, participation in the property of the Company on a winding up or otherwise as the board of directors sees fit. Issue of Preference Shares The Company may issue preference shares and Ordinary Shares may be converted into preference shares provided that the rights of the holders of the preference shares with respect to the repayment of capital, participation in surplus assets and profits, cumulative or non-cumulative dividends, voting and priority of payment of capital and dividends in relation to other shares or other classes of preference shares are as set out in the Constitution or as approved by special resolution passed at a general meeting. The Company may not issue preference shares that confer on the holders thereof rights that are inconsistent with those specified under Nasdaq Listing Rules, except to the extent or any waiver or modification of such rules. Winding up If the Company is wound up, the liquidator may, with the sanction of a special resolution of the board of directors, (i) divide among the shareholders in kind the whole or any part of the property of the Company; and (ii) set such value as the liquidator considers fair on any property to be so divided and may determine how the division is to be carried out as between the shareholders. Variation of class rights Subject to the Corporations Act and the terms of issue of a class of shares, wherever the capital of the Company is divided into different classes of shares, the rights attached to any class of shares may be varied with: • the written consent of the holders of at least three quarters of the issued shares in the particular class; or • the sanction of a special resolution passed at a separate meeting of the holders of shares in that class. Directors — appointment and retirement Under the Constitution, the number of directors shall be a minimum of three. Directors are elected or re- elected by resolution by shareholders at general meetings of the Company. The board of directors have assigned the directors into three classes, designated as Class I, Class II and Class III. Class I directors shall initially serve until the first annual general meeting following listing on Nasdaq; Class II directors shall initially serve until the second annual general meeting following listing on Nasdaq; and Class III directors shall initially serve until the third annual general meeting following listing on Nasdaq. At each relevant annual general meeting, directors shall be elected for a full term of three years to succeed the directors of the class whose term expired at such annual general meeting. Directors may also appoint a director to fill a casual vacancy on the board of directors or in addition to the existing board of directors, who will then hold office for a term that coincides with the remaining term of the director’s vacancy they are filling. No director may hold office without re-election for more than three years or past the third annual general meeting following the meeting at which the director was last elected or re-elected (whichever is later). Directors — voting

3 Questions arising at a meeting of the Company’s directors will be decided by a majority of votes of the directors present at the meeting and entitled to vote on the matter. In the case of an equality of votes on a resolution, the chair of the meeting does not have a second or casting vote. A resolution of the board of directors may be passed without holding a meeting of the board of directors, if all of the directors sign a document containing a statement that they are in favor of the resolution (other than directors permitted not to vote on the resolution in accordance with the terms of the Corporations Act or the Constitution). Powers and duties of directors The directors are responsible for managing the business of the Company and may exercise all the powers of the Company which are not required by law or by the Constitution to be exercised by the Company in general meeting. Directors’ and officers’ indemnity The Company, to the extent permitted by law, must indemnify each person who is a current or former director, officer or secretary of the Company, and such other officers or former officers of the Company or the Company’s subsidiaries as the directors in each case determine, against any losses or liability incurred by that person as an officer of the Company or of a subsidiary of the Company. The Company, to the extent permitted by law, may enter into and pay premiums on a contract insuring any person who is a current or former director, officer or secretary of the Company, and such other officers or former officers of the Company or the Company’ subsidiaries as the directors in each case determine, against any liability incurred by the person as an officer or auditor of the Company or of a subsidiary of the Company. Amendment The Constitution may only be amended in accordance with the Corporations Act, which requires a special resolution passed by at least 75% of shareholders present (in person or by proxy, attorney or representative) and entitled to vote on the resolution at a general meeting of the Company. Takeover provisions As outlined in “Risks Related to Our Corporate Operations,” the takeover provisions in Chapter 6 of the Corporations Act apply to the Company. Under Australian law, the basic takeover rule is that a person cannot acquire a ‘relevant interest’ in issued voting shares of an Australian-incorporated company with more than 50 registered members through a transaction in relation to securities entered into by or behalf of the person if, because of that acquisition, that person’s or someone else’s ‘voting power’ in the relevant entity: • increases from 20% or below to more than 20%; or • increases from a starting point that is above 20% and below 90%, unless a relevant exemption applies to the acquisition (e.g., acquisitions of up to 3% every six months, takeover bid, scheme of arrangement or with target shareholder approval). Corporate Opportunity The Constitution provides that, to the fullest extent permitted by law, no individual serving as a director of the Company who is not employed by the Company (an “Outside Director”), and AgCentral and its affiliates and Nabors and its affiliates (together with each Outside Director, the “Exempted Persons”) will have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Company. To the fullest extent permitted by law, we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for the Exempted Persons, on the one hand, and the Company, on the other. Reporting under Australian Law We are subject to financial reporting obligations under the Corporations Act. This requires us to prepare, audit and lodge with ASIC annual reports.

4 Periodic Reporting under U.S. Securities Law We are a “foreign private issuer” under the securities laws of the United States and the Nasdaq Listing Rules. Under the securities laws of the United States, “foreign private issuers” are subject to different disclosure requirements than U.S. registrants. We intend to take all actions necessary to maintain compliance as a foreign private issuer under the applicable corporate governance requirements of the Sarbanes-Oxley Act, the rules adopted by the SEC and Nasdaq Listing Rules. Additionally, because we qualify as a “foreign private issuer” under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the U.S. that are applicable to U.S. domestic issuers, including: (i) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K; (ii) the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; (iii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iv) the selective disclosure rules by issuers of material nonpublic information under Regulation FD. We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. Listing of Vast Securities Our Ordinary Shares and Public Warrants are currently listed on Nasdaq under the ticker symbols “VSTE” and “VSTEW,” respectively. Certain Insider Trading and Market Manipulation Laws Australian and U.S. law each contain rules intended to prevent insider trading and market manipulation. The following is a general description of those laws as such laws exist as of the date of this document and should not be viewed as legal advice for specific circumstances. In connection with our listing on Nasdaq, we have adopted an insider trading policy. This policy provides for, among other things, rules on transactions by members of the board of directors and our employees in Ordinary Shares or in financial instruments the value of which is determined by the value of the Ordinary Shares. United States The United States securities laws generally prohibits any person from trading in a security while in possession of material, non-public information or assisting someone who is engaged in doing the same. The insider trading laws cover not only those who trade based on material, non-public information, but also those who disclose material nonpublic information to others who might trade on the basis of that information (known as “tipping”). A “security” includes not just equity securities, but any security (e.g., derivatives). Thus, members of the board of directors, officers and other employees of the Company may not purchase or sell shares or other securities of the Company when he or she is in possession of material, non-public information about the Company (including the Company’s business, prospects or financial condition), nor may they tip any other person by disclosing material, non-public information about the Company. Australia The Australian securities laws generally prohibits any person from trading in a financial product while in possession of information which is not generally available and, if it were, would be likely to have a material effect on the price or value of the financial product. The insider trading laws cover not only those who trade based on material, non-public information, but also those who directly or indirectly communicate material non- public information to someone who they think might trade, enter into agreements to trade or get another person to trade. A “financial product” includes not only equity securities, but any financial product (e.g., derivatives, debentures). Thus, members of the board of directors, officers and other employees of the Company may not purchase or sell shares or other securities of the Company when he or she is in possession of material, non- public information about the Company (including our business, prospects or financial condition), nor may they tip any other person by disclosing material, non-public information about the Company. Rule 144

5 All Ordinary Shares and Vast Warrants are expected to be freely tradable, except as described herein. Ordinary Shares received in the Capital Reorganisation by persons who are affiliates of the Company for purposes of Rule 144 under the Securities Act may be resold by them only in transactions permitted by Rule 144, or as otherwise permitted under the Securities Act. Persons who may be deemed affiliates of the Company generally include individuals or entities that control, are controlled by or are under common control with, the Company and may include the directors and executive officers of the Company as well as the principal shareholders. Lock-Ups Pursuant to the MEP De-SPAC Side Deed, among other things, the MEP Participants agreed to a lock-up of the Ordinary Shares held by them following the MEP Share Conversion and any allocation of Ordinary Shares under the MEP Deed and MEP De-SPAC Side Deed. Following the Closing, the MEP Participants agreed not to, subject to certain exceptions, transfer or otherwise dispose of, or transfer, in whole or in part, any of the economic consequences of the Ordinary Shares, (i) 100.0% of their Ordinary Shares for a period of two years following the Closing, (ii) 66.7% of their Ordinary Shares for a period of three years following the Closing and (iii) 33.3% of their Ordinary Shares for a period of four years following the Closing, provided that, on the date that is six months following the Closing, each MEP Participant was permitted, with 10 business days’ prior written notice to the Company, to elect to dispose of $350,000 worth of such MEP Participant’s Ordinary Shares, subject to a limit of $2,000,000, in the aggregate, of dispositions by all MEP Participants thereunder. On June 18, 2024, pursuant to this early release mechanism, an aggregate of 800,000 Ordinary Shares held by MEP Participants were released from this lock-up. Additionally, under the Shareholder and Registration Rights Agreement, the RRA Parties were subject to a lock-up for a period of six months after the Closing, pursuant to which each holder was prohibited, subject to certain exceptions, from selling, contracting to sell, pledging, granting any option to purchase, making any short sale or otherwise disposing of the equity securities held by such holder, whether held at the Closing or acquired thereafter. This lock-up period ended on June 18, 2024. Registration Rights Concurrently with the Closing, the Company and the RRA Parties entered into the Shareholder and Registration Rights Agreement, pursuant to which the Company agreed that, within 60 days of the Closing, it would file with the SEC (at its sole cost and expense) a resale registration statement, and that it would use its commercially reasonable efforts to have the resale registration statement declared effective as soon as reasonably practicable after the filing thereof. In certain circumstances, the holders of certain securities held by or issuable to certain existing shareholders of the Company and NETC can demand the Company’s assistance with underwritten offerings and exercise demand or piggyback rights with respect to such offerings. For more information about the Shareholder and Registration Rights Agreement, see Item 7.B of the Annual Report. Warrants Concurrently with the closing of the Capital Reorganisation, the Company entered into the Vast Warrant Agreements by assuming the NETC Warrant Agreements. At the effective time, each NETC Warrant then outstanding and unexercised automatically was converted into, without any action on the part of its holder, a warrant to acquire Ordinary Shares. Each Warrant is subject to the same terms and conditions (including exercisability terms) as were applicable to the corresponding NETC Warrant immediately prior to the Closing. Public Warrants Each whole Warrant is exercisable to purchase one Ordinary Share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of the Capital Reorganisation, provided that there is an effective registration statement under the Securities Act, covering the underlying Ordinary Shares issuable upon exercise of the Warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the Public Warrant Agreement, a warrantholder may exercise its Warrants only for a whole number of Ordinary Shares. The Warrants will expire five years after the Closing, or earlier upon redemption or liquidation.

6 We are not obligated to deliver any Ordinary Shares pursuant to the exercise of a Warrant and will have no obligation to settle such Warrant exercise unless a registration statement under the Securities Act with respect to the Ordinary Shares underlying the Warrants is then effective and a prospectus relating thereto is current. No Warrant will be exercisable, and we are not obligated to issue Ordinary Shares upon exercise of a Warrant unless the Ordinary Shares issuable upon such Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of such Warrant. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Warrant, the holder of such Warrant will not be entitled to exercise such Warrant and such Warrant may have no value and expire without value to the holder. In no event will the Company be required to net cash settle any Warrant. We agreed to use our commercially reasonable efforts to cause an appropriate registration statement for the exercise of the Warrants to become effective within 60 business days after the Closing and maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration or redemption of the Warrants in accordance with the provisions of the Public Warrant Agreement. Notwithstanding the above, if the Ordinary Shares are at the time of any exercise of a Warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Public Warrants who exercise their Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we agreed to use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. To exercise Warrants on a cashless basis, each holder would pay the exercise price by surrendering the Warrants in exchange for a number of shares of Ordinary Shares equal to the quotient obtained by dividing (i) the product of (a) the number of shares of Ordinary Shares underlying the Warrants, and (b) the difference between the “fair market value” and the exercise price of the Warrants, by (ii) such fair market value. Solely for purposes of the preceding sentence, “fair market value” shall mean the 10-day VWAP (as defined below) as of the date on which the notice of exercise is received by the warrant agent. Redemption of Warrants for Cash When the Price Per Share of the Ordinary Shares Equals or Exceeds $18.00 We may redeem the outstanding Warrants for cash (except as described below with respect to the Private Warrants): • in whole and not in part; • at a price of $0.01 per Warrant; • upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and • if, and only if, the reported last sale price of Ordinary Shares equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders. We will not redeem the Warrants as described above unless a registration statement under the Securities Act covering the Ordinary Shares issuable upon exercise of the Warrants is effective and a current prospectus relating to those Ordinary Shares is available throughout the 30-day redemption period or we have elected to require exercise of the Warrants on a cashless basis. If and when the Warrants become redeemable by the Company, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. If we call the Warrants for redemption for cash as described above, we will have the option to require all holders that wish to exercise Warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their Warrants on a “cashless basis,” we will consider, among other factors, our cash position, the number of Warrants that are outstanding and the dilutive effect on shareholders of issuing the maximum number of Ordinary Shares issuable upon the exercise of Warrants. To exercise Warrants on a cashless basis, each holder would pay the exercise price by surrendering Warrants in exchange for a number of Ordinary Shares equal to the quotient obtained by dividing (i) the product of (a) the number of shares of

7 Ordinary Shares underlying the Warrants and (b) the difference between the “fair market value” and the exercise price of the Warrants by (ii) such fair market value. Solely for purposes of the preceding sentence, “fair market value” shall mean the 10-day VWAP as of the date on which the notice of exercise is received by the warrant agent. We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise its Warrants prior to the scheduled redemption date. However, the price of the Ordinary Shares may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued. Redemption Procedures A warrant holder may notify the Company in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the Ordinary Shares outstanding immediately after giving effect to such exercise. Anti-Dilution Adjustments If the number of outstanding shares of Ordinary Shares is increased by a stock dividend payable in Ordinary Shares, or by a split-up of Ordinary Shares or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of Ordinary Shares issuable on exercise of each Warrant will be increased in proportion to such increase in the outstanding Ordinary Shares. A rights offering to holders of Ordinary Shares entitling holders to purchase Ordinary Shares at a price less than the fair market value will be deemed a stock dividend of a number of Ordinary Shares equal to the product of (i) the number of Ordinary Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Ordinary Shares) multiplied by (ii) one (1) minus the quotient of (a) the price per Ordinary Shares paid in such rights offering divided by (b) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Ordinary Shares, in determining the price payable for Ordinary Shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the 10-day VWAP as of the first date on which the Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights. No Ordinary Share will be issued at less than its par value (if any). In addition, if we, at any time while the Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Ordinary Shares on account of such Ordinary Shares (or other shares into which the Warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Ordinary Share in respect of such event. If the number of outstanding Ordinary Shares is decreased by a consolidation, combination, reverse stock split or reclassification of Ordinary Shares or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of Ordinary Shares issuable on exercise of each Warrant will be decreased in proportion to such decrease in outstanding Ordinary Shares. Whenever the number Ordinary Shares purchasable upon the exercise of the Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the Warrant exercise price immediately prior to such adjustment by a fraction, the numerator of which will be the number of Ordinary Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment, and the denominator of which will be the number of Ordinary Shares so purchasable immediately thereafter. In case of any reclassification or reorganization of the outstanding Ordinary Shares (other than those described above or that solely affects the par value of such Ordinary Shares), or in the case of any merger or

8 consolidation of the Company with or into another entity in which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) acquires more than 50% of the voting power of the Ordinary Shares, or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety, the holders of the Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the Ordinary Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised their Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Ordinary Shares in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Warrant properly exercises the Warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Public Warrant Agreement based on the Black- Scholes warrant value (as defined in the Public Warrant Agreement) of the Warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Warrants when an extraordinary transaction occurs during the exercise period of the Warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the Warrants. The warrant exercise price will not be adjusted for other events. The Warrants have been issued in registered form under the Public Warrant Agreement. The Public Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any mistake but requires the approval by the holders of at least 50% of the then outstanding Public Warrants to make generally any change that adversely affects the interests of the registered holders of Public Warrants. The Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to the Company, for the number of Warrants being exercised. The Warrant holders do not have the rights or privileges of holders of Ordinary Shares or any voting rights until they exercise their Warrants and receive shares of Ordinary Shares. After the issuance of Ordinary Shares upon exercise of the Warrants, each holder will be entitled to one (1) vote for each share held of record on all matters to be voted on by shareholders. We have agreed that, subject to applicable law, any action, proceeding or claim against the Company arising out of or relating in any way to the Public Warrant Agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and Vast irrevocably submits to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. There is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Notwithstanding the foregoing, these provisions of the Public Warrant Agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Private Warrants The Private Warrants (including the Ordinary Shares issuable upon exercise of the Private Warrants) will not be redeemable by the Company. The Private Warrants may be exercised for cash or on a cashless basis. Except as described herein, the Private Warrants have terms and provisions that are identical to the Public Warrants, including as to exercise price, exercisability and exercise period. If holders of the Private Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering the Private Warrants in exchange for a number of Ordinary Shares equal to the quotient

9 obtained by dividing (i) the product of the number of shares of Ordinary Shares underlying the Private Warrants multiplied by the excess of the volume weighted average price of Ordinary Shares during the 10 trading day period ending on the trading day prior to the date on which notice of exercise is sent or given to the warrant agent (the “10-day VWAP”), less the exercise price by (ii) the 10-day VWAP. If the holders of Private Warrants are affiliated with the Company, their ability to sell Vast securities in the open market will be significantly limited. We have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public shareholders who could sell the Ordinary Shares issuable upon exercise of the Warrants freely in the open market to fund their cash exercise price, the insiders could be significantly restricted from doing so. As a result, we believe that allowing the holders to exercise Private Warrants on a cashless basis is appropriate. Transfer Agent and Warrant Agent The transfer agent for Ordinary Shares in the United States is Continental Stock Transfer & Trust Company. Each person investing in Ordinary Shares held through The Depository Trust Company must rely on the procedures thereof and on institutions that have accounts therewith to exercise any rights of a shareholder. For as long as any Ordinary Shares are listed on Nasdaq or on any other stock exchange operating in the United States, the laws of the State of New York shall apply to the property law aspects of the Ordinary Shares reflected in the register administered by the Company’s transfer agent. We have listed the Ordinary Shares in registered form and such Ordinary Shares, through the transfer agent, are not certificated. We have appointed Continental Stock Transfer & Trust Company as our agent in New York to maintain the shareholders’ register of the Company on behalf of the board of directors and to act as transfer agent and registrar for the Ordinary Shares. The Ordinary Shares are traded on Nasdaq in book- entry form. The warrant agent for the Warrants is Continental Stock Transfer & Trust Company. Comparison of the Australian and U.S. Securities Regulatory Landscapes A comparison of some of the material provisions of the Corporations Act and ASX Listing Rules which would have applied to the Company if it had listed on the Australian Securities Exchange and the Nasdaq Listing Rules and certain U.S. federal securities laws, which apply to the Company are set out below: The comparison is not an exhaustive statement of relevant laws, rules and regulations and is intended as a general guide only. Requirements under the ASX Listing Rules / Corporations Act Requirement under the Nasdaq Listing Rules / Certain U.S. federal securities laws Notice of general meetings A notice of a general meeting must be given by a listed company at least 28 days before the date of the meeting. The company is required to give notice only to shareholders entitled to vote at the meeting, as well as the directors and auditor of the company. Notice of general meetings is not governed by the Nasdaq Listing Rules. Additionally, Foreign Private Issuers are not subject to U.S. proxy rules. Notice of general meetings will be governed by the Constitution. Continuous disclosure Under the ASX Listing Rules, subject to some exceptions, a listed company must immediately disclose to ASX any information concerning it, which a Under the Nasdaq Listing Rules, subject to certain exceptions, the Nasdaq-listed company shall make prompt disclosure to the public through a Regulation FD compliant method of any material information that

10 reasonable person would expect to have a material effect on the price or value of the company’s shares. would reasonably be expected to affect the value of its securities or influence investor’s decisions. In the absence of the Nasdaq Listing Rules, Foreign Private Issuers are not subject to Regulation FD, which governs the fair disclosure of material non-public information. Foreign Private Issuers are also required to publicly report certain types of material information on Form 6-K under the Exchange Act. A Nasdaq-listed Foreign Private Issuer is required to submit a Form 6-K to the SEC containing semi-annual unaudited financial information no later than six months following the end of the company’s second fiscal quarter. Disclosure of substantial shareholdings A person who obtains a voting power in 5% or more of an ASX listed company is required to publicly disclose that fact within two business days after becoming aware of that fact via the filing of a substantial holding notice. A person’s voting power consists of their own relevant interest in shares plus the relevant interests of their associates. A further notice must be filed within two business days after each subsequent voting power change of 1% or more, and after the person ceases to have a voting power of 5% or more. The notice must attach all documents which contributed to the voting power the person obtained or provide a written description of arrangements which are not in writing. Disclosure of substantial shareholdings is not governed by the Nasdaq Listing Rules. Disclosure requirements are governed by U.S. securities laws. Shareholders who acquire more than 5% of the outstanding shares of a class of securities registered under the Exchange Act must file beneficial ownership reports on Schedule 13D or 13G until their holdings drop below 5%. Schedule 13D reports the acquisition and other information within 10 days after the purchase. Prompt amendment must be made regarding any material changes in the facts contained in the schedule. Schedule 13G is an abbreviated version of Schedule 13D that may be available based on facts and circumstances. Financial reporting Under the ASX Listing Rules, subject to some exceptions, a listed company must prepare and lodge with ASIC and the ASX financial reports and statements on an annual, half-yearly and, in some cases, quarterly basis. Under the Exchange Act, a Foreign Private Issuer must file an annual report on Form 20-F containing detailed financial and non-financial disclosure. Foreign Private Issuers must make their U.S. investors aware of the significant ways in which their corporate governance practices differ from those required of domestic companies under Nasdaq Listing Rules by including a brief, general summary in the annual report on Form 20- F. Under the Nasdaq Listing Rules, a Foreign Private Issuer must: • submit on Form 6-K an interim balance sheet and income statement as of the end of its second quarter, within six months of the end of the second quarter. • make available to shareholders an annual report containing the company’s financial statements within a reasonable period of time following the filing of the annual report with the SEC.

11 However, a Foreign Private Issuer may follow its home country practice in lieu of certain requirements related to financial reporting under the Nasdaq Listing Rules. Issues of new shares Subject to specific exceptions, the ASX Listing Rules apply to restrict a listed company from issuing, or agreeing to issue, more equity securities (including shares and options) in a 12-month period without the approval of shareholders, than the number calculated as follows: 15% of the total of: • the number of fully paid ordinary shares on issue 12 months before the date of the issue or agreement; plus • the number of fully paid ordinary shares issued in the 12 months under a specified exception; plus • the number of partly paid ordinary shares that became fully paid in the 12 months; plus • the number of fully paid ordinary shares issued in the 12 months with shareholder approval; less • the number of fully paid ordinary shares cancelled in the 12 months; less • the number of equity securities issued or agreed to be issued in the 12 months before the date of issue or agreement to issue but not under a specified exception or with shareholder approval. Subject to certain exceptions, the ASX Listing Rules require the approval of shareholders by ordinary resolution in order for a listed entity to issue shares or options to directors. Under the Nasdaq Listing Rules, a Company must notify Nasdaq when listing additional shares. Such notification shall happen at least 15 calendar days prior to: • establishing or materially amending a stock option plan, purchase plan or other equity compensation arrangement pursuant to which stock may be acquired by officers, directors, employees, or consultants without shareholder approval (with some timing exceptions for certain equity grants to induce employment subject exception); • issuing securities that may potentially result in a change of control of the company; • issuing any common stock or security convertible into common stock in connection with the acquisition of the stock or assets of another company, if any officer or director or substantial shareholder of the company has a 5% or greater interest (or if such persons collectively have a 10% or greater interest) in the company to be acquired or in the consideration to be paid; or • issuing any common stock, or any security convertible into common stock in a transaction that may result in the potential issuance of common stock (or securities convertible into common stock) greater than 10% of the either the total shares outstanding or the voting power outstanding on a pre-transaction basis. Additionally, under the Nasdaq Listing Rules, a company cannot create a new class of security that votes at a higher rate than an existing class of securities or take any other action that has the effect of restricting or reducing the voting rights of an existing class of securities. Remuneration of directors and officers Under the ASX Listing Rules, the maximum amount to be paid to directors for their services as a director (other than the salary of an executive director) is not to exceed the amount approved by shareholders in a general meeting. The company’s annual report must include a remuneration report within the directors’ report. This remuneration report is required to include a discussion Nasdaq Listing Rules require a Nasdaq-listed company to publicly disclose the material terms of agreements between directors or director nominees and any third- party relating to compensation in connection with their service as a director. A Foreign Private Issuer, however, may follow home country practice in lieu of certain requirements related to director compensation, but must (a) disclose to the SEC in its annual reports each

12 of the company directors’ policy in relation to remuneration of key management personnel of the company. Under the Corporations Act, a listed company must put its remuneration report to a shareholder vote at its annual general meeting. If in two consecutive annual general meetings, 25% or more of the votes cast on the resolution vote against adopting the remuneration report, a ‘spill resolution’ must then be put to shareholders. A spill resolution is a resolution that a spill meeting be held and all directors (other than a managing director who is exempt from the retirement by rotation requirements) cease to hold office immediately before the end of the spill meeting. If the spill resolution is approved by the majority of votes cast on the resolution, a spill meeting will be held within 90 days at which directors wishing to remain directors must stand for re-election. requirement it does not follow and describe the home country practice followed, and (b) submit to Nasdaq a written statement from an independent counsel in the home country certifying that the company’s practices are not prohibited by the home country’s laws. Under Form 20-F, Foreign Private Issuers must report certain information with respect to executive and director compensation and benefits, as well as information related to director and executive share ownership. Generally, the size and net worth of the company are taken into consideration when determining director and officer compensation. In the U.S., most public companies utilize a consultant to provide peer benchmarking for reasonable compensation metrics. Termination benefits Under the ASX Listing Rules, a listed entity must ensure that no director or other officer will be, or may be, entitled to termination benefits if the value of those benefits and the termination benefits that are or may become payable to all officers together exceed 5% of the equity interests of the entity as set out in its latest financial statements given to the ASX. The 5% limit may, however, be exceeded with shareholder approval. Termination benefits are not governed by the Nasdaq Listing Rules. Under the Sarbanes-Oxley Act, the CEO and CFO of a U.S. publicly listed company must forfeit previously paid bonuses if the company is required to prepare an accounting restatement due to material non-compliance of the company. Transactions involving related parties Related party financial benefits The Corporations Act prohibits a public company from giving a related party a financial benefit unless: • it obtains the approval of shareholders and gives the benefit within 15 months after receipt of such approval; or • the financial benefit is exempt. A related party is defined by the Corporations Act to include any entity which controls the public company, directors of the public company, directors of any entity which controls the public company and, in each case, spouses and certain relatives of such persons. Exempt financial benefits include indemnities, insurance premiums and payments for legal costs which are not otherwise prohibited by the Corporations Act and benefit given on arm’s length terms. Acquisition and disposal of a substantial asset to a related party Under the Nasdaq Listing Rules, each company shall conduct an appropriate review and oversight of all related party transactions for potential conflicts of interest on an ongoing basis by the audit committee or another independent body of the board of directors. For non-U.S. issuers, the term “Related Party Transaction” refers to transactions that must be disclosed pursuant to Form 20-F, which requires the company to provide certain information (nature and extent of any transactions or presently proposed which are material to the company or related party, or that are unusual; and amount of loans and guarantees made by the company to or for the benefit of a related party) with respect to transactions or loans between the company and • enterprises that directly or indirectly through one or more intermediaries, control or are controlled by, or are under common control with, the company; • associates;

13 The ASX Listing Rules prohibit a listed entity from acquiring a substantial asset (an asset the value or consideration for which is 5% or more of the entity’s equity interests) from, or disposing of a substantial asset to, certain related parties of the entity, unless it obtains the approval of shareholders. The related parties include directors, persons who have or have had (in aggregate with any of their associates) in the prior six-month period an interest in 10% or more of the shares in the company and, in each case, any of their associates. The provisions apply even where the transaction may be on arm’s length terms. Issue of shares to directors The ASX Listing Rules also prohibit a listed entity from issuing or agreeing to issue shares to a director unless it obtains the approval of shareholders, or the share issue is exempt. Exempt share issues include issues made pro rata to all shareholders, under an underwriting agreement in relation to a pro rata issue, under certain dividend or distribution plans or under an approved employee incentive plan. • individuals owning, directly or indirectly, an interest in the voting power of the company that gives them significant influence over the company, and close members of any such individual’s family; • key management personnel, that is, those persons having authority and responsibility for planning, directing and controlling the activities of the company, including directors and senior management of companies and close members of such individuals’ families; and • enterprises in which a substantial interest in the voting power is owned, directly or indirectly, by any person described in the two preceding bullets or over which such a person is able to exercise significant influence. This includes enterprises owned by directors or major shareholders of the company and enterprises that have a member of key management in common with the company. Close members of an individual’s family are those that may be expected to influence, or be influenced by, that person in their dealings with the company. An associate is an unconsolidated enterprise in which the company has a significant influence, or which has significant influence over the company. Significant influence over an enterprise is the power to participate in the financial and operating policy decisions of the enterprise but is less than control over those policies. Shareholders beneficially owning a 10% interest in the voting power of the company are presumed to have a significant influence on the company. A Foreign Private Issuer may follow its home country practice in lieu of the requirements of the Rule 5600 Series, except as described under “Corporate governance” below. Significant transactions Under the ASX Listing Rules, where a company proposes a significant change to the nature or scale of its activities or floats significant assets, it must provide full details to the ASX as soon as practicable. It must do so in any event before making the change. If the significant change involves the entity disposing of its main undertaking, the entity must get the approval of all holders of its ordinary shares and comply with any requirements of the ASX in relation to the notice of meeting, which must include a voting exclusion statement. Any agreement to dispose of its main undertaking must be conditional on the entity getting approval. A company must not dispose of a major asset without offer or approval for no offer. Under the Nasdaq Listing Rules, shareholder approval is prior to an issuance of securities in connection with: • the acquisition of the stock or assets of another company; • equity-based compensation of officers, directors, employees or consultants; • a change of control; and • transactions other than public offerings. A Foreign Private Issuer may follow its home country practice in lieu of the requirements of the Rule 5600

14 Series, except as described under “Corporate governance” below. Nomination and rotation of directors Nomination Under the ASX Listing Rules, a listed company must accept nominations for the election of directors up to 35 business days (or 30 business days in the case of a meeting requested by shareholders) before the date of a general meeting at which the directors may be elected, unless the company’s constitution provides otherwise. Rotation The ASX Listing Rules require that: • a director, other than the managing director and directors appointed to fill casual vacancies or as additions to the board, must not hold office past the third annual general meeting following the director’s appointment or three years, whichever is longer, without submitting himself or herself for re-elections; and • directors appointed to fill casual vacancies or as additions to the board do not hold office (without re-election) past the next annual general meeting. Nomination Under the Nasdaq Listing Rules, director nominees must either be selected or recommended for the board’s selection, either by: • Independent Directors constituting a majority of the Board’s Independent Directors in a vote in which only Independent Directors participate, or • A nomination committee comprised solely of Independent Directors. Each company must certify it has adopted a formal written charter or board resolution addressing the nominations process. A Foreign private Issuer may follow its home county practice in lieu of the Nasdaq Listing Rules 5600 Series, except as described under “Corporate governance” below. Rotation There is no formal rotation or term limit requirement under the Nasdaq Listing Rules, although the Company can institute term limits in its corporate governance policies. Directors are subject to re-election every year at the annual meeting of shareholders, unless a classified board is put in place. A Foreign Private Issuer may follow its home country practice in lieu of the requirements of the Rule 5600 Series, except as described under “Corporate governance” below. Corporate governance The ASX Corporate Governance Council has published the ASX Corporate Governance Principles and Recommendations (the “Recommendations”), which sets out eight central principles which are intended to assist companies to achieve good governance outcomes and meet the reasonable expectations of most investors. Listed companies are required to provide a statement in their annual report to shareholders disclosing the extent to which they have followed the Recommendations in the reporting period and where they have not followed all the Recommendations, identify the Recommendations that have not been followed and the Under the Nasdaq Listing Rules 5600 Series, Nasdaq has established Corporate Governance Requirements for all listed Companies. Companies are required to follow the published requirements, unless an applicable exemption exists. One such exemption allows a Foreign Private Issuer to follow its home country practice in lieu of the requirements of the Rule 5600 Series, except that it must comply with: • Notification of Noncompliance requirement (Rule 5625); • Voting Rights requirement (Rule 5640);

15 reasons for not following them. It is not mandatory to follow the Recommendations. The eight central principles are: • lay solid foundations for management and oversight; • structure the board to be effective and add value; • instill a culture of acting lawfully, ethically and responsibly; • safeguard the integrity of corporate reports; • make timely and balanced disclosure; • respect the rights of security holders; • recognize and manage risk; and • remunerate fairly and responsibly. • The Diverse Board Representation Rule (Rule 5605(f)); • The Board Diversity Disclosure Rule (Rule 5606); • Having an audit committee that satisfies Rule 5605(c)(3) and ensure that members meet the independence requirement of Rule 5605(c)(2)(A)(ii).